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                                                                EXHIBIT 10.33



                         LOAN SALE AND CONTRIBUTION AGREEMENT


                            Dated as of September 1, 1996


                                    by and between


                                 EAGLE FINANCE CORP.


                                         and


                               EAGLE AUTO FUNDING CORP.

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         LOAN SALE AND CONTRIBUTION AGREEMENT (the "Sale Agreement"), dated as of September 1, 1996 by and between EAGLE FINANCE CORP. (the "Originator"), a Delaware corporation, its successors and permitted assigns and EAGLE AUTO FUNDING CORP., a Delaware corporation (the "Funding Company").

                                 W I T N E S S E T H:

         WHEREAS, the Originator purchases consumer automobile loans originated by car dealers to finance the purchase of new and used automobiles and light trucks;

         WHEREAS, the Funding Company has been formed for the purpose of purchasing and simultaneously selling such types of auto loans to a securitization trust, the Eagle Auto Trust Series 1996-A (the "Trust"); and

         WHEREAS, the Originator intends to sell and the Funding Company intends to purchase, certain of such automobile loans for simultaneous transfer to the Trust, together with all of its rights hereunder, as described herein;

         NOW, THEREFORE, the parties agree as follows:

         Section 1.     DEFINITIONS.

         "AMOUNT FINANCED" has, with respect to any Auto Loan, the meaning ascribed thereto in the applicable Truth-in-Lending disclosure documents given to the Obligor of such Auto Loan pursuant to the Federal Truth-in-Lending Act.

         "FUNDING COMPANY" means Eagle Auto Funding Corp., a Delaware corporation, and any successor thereto.

         "INDEMNIFIED AMOUNTS" means any and all amounts necessary to indemnify such Indemnified Party from and against any and all claims, losses and liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements.

         "INDEMNIFIED PARTY" means the Funding Company or any employee, officer or agent thereof.

         "LOAN PORTFOLIO ACQUISITION PRICE" means with respect to any Auto Loan, the amount received by Eagle Finance from the Funding Company for all of Eagle Finance's rights, title and interest in such Auto Loan.

         "ORIGINATOR" means Eagle Finance Corp., a Delaware corporation, and any successor thereto.

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         "POOLING AND SERVICING AGREEMENT" means the Pooling and Servicing
Agreement dated as of September 1, 1996 by and among the Originator, individually and as Servicer, the Funding Company, as Seller and Harris Bank and Trust Company, as Trustee, Custodian and Back-Up Servicer.

         "SALE" means the sale of an Auto Loan from the Originator to the Funding Company pursuant to this Sale Agreement.

         "SALES FINANCE COMPANY LICENSE" means a current license issued to the Originator authorizing it to make, purchase and sell consumer Auto Loans in each state in which such license is required.

         "SERVICER" means Eagle Finance Corp., a Delaware corporation, its successors and permitted assigns.

         All other capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

         Section 2. SALE OF AUTO LOANS. (a) The Originator hereby sells or contributes to the Funding Company, subject to the terms and conditions of this Sale Agreement, the Auto Loans listed on Schedule 1 hereof. Subject to the terms and conditions of this Sale Agreement, Funding Company agrees to purchase or accept the foregoing from Originator. To the extent that the Loan Portfolio Acquisition Price paid to Originator for the Auto Loans is less than the fair market value of such Auto Loans, the difference between such fair market value and the Loan Portfolio Acquisition Price shall be deemed to be a capital contribution made by Originator to Funding Company on the Closing Date.

         (b) At the request of the Funding Company, the Originator hereby undertakes to deliver to the Custodian on or before the Closing Date a complete Collateral File in respect of each Auto Loan hereunder. Upon receipt of the complete Collateral Files by the Custodian the Funding Company shall simultaneously on the Closing Date pay the Loan Portfolio Acquisition Price with respect to such Auto Loans.

         (c) Following payment of the Loan Portfolio Acquisition Price, the ownership of each Auto Loan listed on Schedule 1 hereof shall be vested in the Funding Company, and, immediately upon its transfer thereto, the Originator shall not take any action inconsistent with such ownership and shall not claim any ownership interest in any such Auto Loan. All references herein to rights of the Funding


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Company include its assignee, the Trustee on the behalf of the Trust.

         (d) The Originator shall indicate in its records that ownership of each Auto Loan is held by the Funding Company or its assignee. In addition, the Originator shall respond to any inquiries with respect to ownership of an Auto Loan by stating that it is no longer the owner of such Auto Loan and that ownership of such Auto Loan is held by the Trustee on behalf of the Trust. The Originator at any time and from time to time shall afford the Funding Company and its authorized agents and representatives reasonable access during regular business hours to the Originator's records relating to the Originator's performance under this Sale Agreement and will cause its personnel to assist in any examination of such records to enable such parties to determine the Originator's compliance with the terms of this Sale Agreement. The examination referred to in the immediately preceding sentence will be conducted in a manner that does not unreasonably interfere with the Originator's normal operations or customer or employee relations.

         (e) The Originator agrees that, from time to time, at its expense, it will promptly execute and deliver all further instruments, notices and documents, and take all further action, that may be necessary or appropriate, or that the Funding Company requests, in order to perfect, protect or more fully evidence the transfer of ownership of the Auto Loans or to enable the Funding Company to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Originator will promptly, upon the request of the Funding Company, (i) execute and file or cause to be filed such financing or continuation statements, certificates of title or other title documentation in support of the lien of the Funding Company's assignee in the related Automobile, or amendments thereto or assignments thereof and (ii) upon the request of the Funding Company to facilitate timely collection thereof, assist in collecting from the Dealer on a timely basis upon notification from the Funding Company refundable insurance and warranty premiums. The Originator hereby authorizes the Funding Company to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any of the Auto Loans and proceeds thereof without the signature of the Originator.

         Section 3.     INTENDED CHARACTERIZATION; GRANT OF
SECURITY INTEREST. It is the intention of the parties hereto that the transfer of Auto Loans to be made hereunder shall constitute a purchase and sale, or a capital contribution, and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the


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transaction evidenced hereby constitutes a loan and not a purchase and sale or capital contribution, it is the intention of the parties hereto that this Sale Agreement shall constitute a security agreement under applicable law and that the Originator shall be deemed to have granted to the Funding Company as of the date hereof a first priority security interest in all of the Originator's right, title and interest in, to and under each Auto Loan, and all proceeds thereof.
In the event of the characterization of any such transfer as a loan, the amount of interest payable or paid with respect to such loan under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable state law or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable state law, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any such loan exceeds the Highest Lawful Rate, the parties hereto stipulate that (a) to the extent possible given the term of such loan, such excess amount previously paid or to be paid with respect to such loan be applied to reduce the principal balance of such loan, and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (b) to the extent that the reduction of the principal balance of, and the amounts collectible under, such loan and the reformation of the provisions thereof described in the immediately preceding clause (a) is not possible given the term of such loan, such excess amount will be deemed to have been paid with respect to such loan as a result of an error and upon discovery of such error or upon notice thereof by any party hereto such amount shall be refunded by the recipient thereof.

         Section 4. REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR. The Originator represents and warrants to the Funding Company, as of the Closing Date, as follows:

         (a)  With respect to the Originator:

              (i) the Originator is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified the failure of which to so qualify would have a material adverse effect on the Originator's ability to acquire the Auto Loans and perform its other obligations hereunder, and it is or will be in compliance with the laws


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of each state to the extent necessary to ensure the enforceability of each Auto
Loan and it has obtained all necessary licenses with respect to it required by law to enable it to perform its duties herein;

             (ii) the Originator has the power and authority to own and convey all of its properties and assets and to execute and deliver this Sale Agreement, and all Related Documents and to perform the transactions contemplated hereby and thereby;

            (iii) the execution, delivery and performance by the Originator of this Sale Agreement and the Related Documents and the transactions contemplated hereby and thereby, (A) have been duly authorized by all necessary corporate or other action on the part of the Originator, (B) do not contravene or cause the Originator to be in default under (1) the Originator's certificate of incorporation and by-laws, (2) any contractual restriction with respect to any Debt of the Originator or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Originator or its property or (3) any law, rule, regulation, order, writ, judgment, award, injunction or decree applicable to, binding on or affecting the Originator or its property and (C) do not result in or require the creation of any Adverse Claim;

             (iv) this Sale Agreement has been duly executed and delivered on behalf of the Originator;

              (v) no consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Originator of this Sale Agreement or for the perfection of or the exercise by the Funding Company of any of its rights or remedies hereunder;

             (vi) this Sale Agreement delivered by the Originator is the legal, valid and binding obligation of the Originator enforceable against the Originator in accordance with its terms;

            (vii) there is no pending or threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of any nature against or affecting the Originator, its Affiliates, its officers or directors, or the property of the Originator, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (A) asserting the invalidity of this Sale Agreement, (B) seeking to prevent the sale and assignment of any Auto Loan or the consummation of any of the transactions contemplated thereby, (C) seeking any


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determination or ruling that might materially and adversely affect (1) the performance by the Originator of this Sale Agreement, (2) the validity or enforceability of this Sale Agreement, (3) any Auto Loan or (4) the federal income tax attributes of the Sales, or (D) except as previously disclosed in the Private Placement Memorandum, asserting a claim for payment of money in excess of $100,000 (other than such judgments or orders in respect of which adequate insurance is maintained by the Originator for the payment thereof);

           (viii) no injunction, writ, restraining order or other order of any material nature adverse to the Originator or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Sale Agreement has been issued by a Governmental Authority;

             (ix) no defaulted Debt exists under any instrument or agreement evidencing, securing or providing for the issuance of Debt of the Originator;

              (x) the principal place of business and chief executive office of the Originator are located at the address of the Originator set forth in the designated space beneath its signature line in this Sale Agreement, and there are now no, and during the past four months there have not been, any other locations where the Originator is located (as that term is used in the UCC in the state of such location), and, except as set forth in the designated space beneath its signature line in this Sale Agreement, there are no other locations where records in regard to the Auto Loans are maintained, except, that, with respect to such changes occurring after the date of this Sale Agreement, as shall have been specifically disclosed to the Funding Company in writing;

             (xi) the legal name of the Originator is as set forth at the beginning of this Sale Agreement and except as set forth in the designated space beneath its signature line in this Sale Agreement the Originator has not changed its name in the last two years, and during such period, the Originator did not use, nor does the Originator now use any tradenames, fictitious names, assumed names or "doing business as" names except that, with respect to such changes occurring after the date of this Sale Agreement, as shall have been specifically disclosed to the Funding Company in writing;

            (xii) the Originator is solvent and will not become insolvent after giving effect to the transactions contemplated by this Sale Agreement; the Originator is paying its debts as they mature; the Originator has not sold


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any Auto Loan to the Funding Company with intent to hinder, delay or defraud any entity to which the Originator was, or became, after the date that such transfer was made, indebted; the Originator's sales of the Auto Loan to the Funding Company have been and will be made for reasonably equivalent value and fair consideration; the Originator has not incurred debts beyond its ability to pay as they mature; and the Originator, after giving effect to the transactions contemplated by this Sale Agreement, will have an adequate amount of capital to conduct its business in the foreseeable future;

           (xiii) for federal income tax, reporting and accounting purposes, the Originator will treat the sale of each Auto Loan sold pursuant to this Sale Agreement as a sale, or absolute assignment, of its full right, title and ownership interest in such Auto Loan to the Funding Company and the Originator has not and will not in any other respect accounted for or treated the transactions contemplated by this Sale Agreement;

            (xiv) the Originator has and maintains all permits, licenses, authorizations, registrations, approvals and consents of governmental authorities (including, without limitation, any Sales Finance Company License) necessary for (A) the activities and business of the Originator as currently conducted and as proposed to be conducted, (B) the origination of the Auto Loans (as of the date each was originated) and (C) the performance by the Originator of this Sale Agreement;

             (xv) the Originator has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Originator;

            (xvi) each pension plan or profit sharing plan to which the Originator is a party has been fully funded in accordance with the obligations of the Originator set forth in such plan;

           (xvii) with respect to the Originator, there has occurred no event which has or is reasonably likely to have a material adverse effect on its ability to perform its obligations under this Sale Agreement;

          (xviii) the consolidated balance sheets of the Originator and its consolidated Subsidiaries as of the date of its most recently completed fiscal year and the related statements of income and shareholders' equity of the Originator and its consolidated Subsidiaries for the fiscal year then ended, certified by its independent certified


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public accountants, together with all quarterly reports with respect to completed fiscal quarters occurring after such fiscal year until the date of this representation and warranty, copies of which have been furnished to the Funding Company, fairly present the consolidated financial condition, business and operations of the Originator and its consolidated subsidiaries as at such date and the consolidated results of the operations of the Originator and its consolidated subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since such date there has been no material adverse change in any such condition, business or operations;

            (xix) the Originator has valid business reasons for selling its interests in the Auto Loans rather than obtaining a loan with the Auto Loans as collateral;

             (xx) all information heretofore or hereafter furnished with respect to the Originator to the Funding Company in connection with any transaction contemplated by this Sale Agreement is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

         (b) With respect to each Auto Loan sold pursuant to this Sale Agreement on the Closing Date (unless otherwise noted):

              (i) With respect to the Obligors, at the time the Auto Loan was entered into (A) his or her monthly income was no less than $1,200 for individual Obligors, $1,800 for joint Obligors of an Auto Loan originated in Eagle Finance's Florida regional centers, and $2,000 for joint Obligors of other Auto Loans; (B) the Obligor was employed in his or her current job, and had resided in his or her current residence, for at least one year and (C) the percentage of an Obligor's gross income that the monthly payment on the Auto Loan represents is less than 25%; PROVIDED, HOWEVER, that such representations and warranties in each case shall not be deemed to be breached unless more than the following percentages of Auto Loans (by number of Auto Loans as of the Closing Date) do not meet the foregoing criteria: in respect of clause (A), 4.16% (for individual Obligors with respect to the $1,200); clause (B), 2.11%; and clause (C), 6.60%;

             (ii)  The (A) the name of the Obligor, (B) the Principal Balance,
    (C) the maturity date, (D) the APR and (E) the state of residence of the Obligor in respect of such Auto Loan on the List of Auto Loans


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    attached hereto as Schedule 1 is true and correct in all material respects as of the date of delivery thereof, and no selection procedures adverse to the Funding Company have been utilized in selecting the Auto Loan;

            (iii) such Auto Loan (A) provides for level monthly payments (provided that the payment in the first or last months in the life of the Auto Loan may be different from the level payment if such Auto Loan is a Simple Interest Auto Loan) that fully amortize the Amount Financed over an original term of no greater than 60 months (prior to any extensions being granted), and (B) is subject to an insurance requirement against the risks of fire, theft and collision with a loss payable endorsement in favor of Eagle Finance and had such insurance at origination, which security interest and insurance are assignable and have been so assigned to the Trust, and an agreement to provide accidental physical damage insurance which identifies the vehicle insured, insurance agent, insurance company and contains a Dealer confirmation executed by the Dealer and contains an acknowledgement that such Obligor's installment contract requires that the Automobile be continuously covered with insurance;

             (iv) such Auto Loan has not been satisfied, subordinated or rescinded; and no provision of the Auto Loan has been waived, altered or modified in any respect, except by instruments or documents identified in the Collateral File;

              (v) such Auto Loan is not and will not be subject to any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning the Auto Loan or otherwise and no such right has been asserted with respect thereto;

             (vi) No Auto Loan has been sold, transferred, assigned or pledged by the Originator to any Person other than the Funding Company.
    Immediately prior to the transfer and assignment herein contemplated, the Originator had good and marketable title to each Auto Loan free and clear of all Adverse Claims and rights of others and, immediately upon the transfer thereof, the Funding Company will have good and marketable title to each Auto Loan, free and clear of all Adverse Claims and rights of others, including liens or claims filed for work, labor or materials relating to an Automobile that are prior to or equal with the security interest in such Automobile granted by the related Obligors; and


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    the transfer from the Originator to the Funding Company has been validly perfected under the UCC;

            (vii) except for payment delinquencies continuing for a period of not more than 30 days as of the Cut-Off Date, there is no default, breach, violation or event permitting acceleration under the Auto Loan, and no event has occurred which, with notice and the expiration of any grace or cure period or both, would constitute a default, breach, violation or event permitting acceleration under such Auto Loan and the Originator has not waived any of the foregoing;

           (viii) such Auto Loan constitutes the legal, valid and binding obligation of the Obligor thereunder enforceable against the Obligor in accordance with its terms (except as may be limited by laws affecting creditors' rights in similar transactions generally) and the documents evidencing each Auto Loan contain enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral for the benefit of the security afforded thereby;

             (ix) the Originator has conducted each of the procedures and received the documents set forth in the Operations Manual to evaluate the Obligor's application in accordance with the Operations Manual and applicable law and, to the extent consistent with such terms, in the same manner and with the same care, skill, prudence and diligence with which it conducts such investigations with respect to similar auto loans and obligors for other portfolios or its own account, giving due consideration to customary and usual standards of prudent auto loan originators;

              (x) the contractual documents provided to the Custodian constitute the only originals of the entire agreement with respect to such Auto Loan between the Obligor and the related Dealer;

             (xi) to the best of the Originator's knowledge, the down payment described in the Originator's credit files was paid to the related Dealer in the manner stated in such files;

            (xii) to the best of the Originator's knowledge, the Automobile purchased by the Obligor pursuant to each Auto Loan has been delivered to and accepted by the Obligor;

           (xiii)  each Auto Loan is denominated in and payable in Dollars;


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            (xiv)  all parties to each Auto Loan had the capacity to execute such Auto Loan and legally bind the named Obligors and all signatures thereon are authentic;

             (xv) each Auto Loan was originated by the related Dealer in the ordinary course of its business pursuant to standard terms of loan documentation provided by the Originator or otherwise acceptable to the Originator;

            (xvi) other than with respect to 2.8% of the Auto Loans, there is a Dealer Agreement in place between the Originator and the Dealer selling the Automobile purchased pursuant to the Auto Loan whereby the Dealer warrants title to the Automobile and indemnifies the Originator against the unenforceability of the Auto Loan, and the Originator's rights thereunder, with regard to the Auto Loan sold hereunder, have been validly assigned to and are enforceable against the Dealer by the Funding Company and then to the Trust, along with any other rights of recourse which the Originator has against the Dealer, without prejudice to any rights the Funding Company and the Trustee on behalf of the Trust may have against the Originator;

           (xvii) the Automobile was purchased from a duly licensed Dealer as to which the Originator has performed an investigation in accordance with the Operations Manual and with the same care, skill, prudence and diligence with which it conducts such investigations with respect to Dealers originating similar auto loans with similar obligors for its own account;

          (xviii) the Auto Loan was sold to the Originator and by the Originator to the Funding Company without any conduct constituting fraud or misrepresentation on the part of the Originator, and the Originator has no knowledge of any fact which should have led it to expect at the time of sale of such Auto Loan that the Auto Loan would not be paid in full when due;

            (xix) the Auto Loan was not originated in and is not subject to the laws of any jurisdiction, the laws of which would make the transfer of the Auto Loan to the Funding Company or the Trustee unlawful or voidable;

             (xx) this Sale Agreement constitutes a valid transfer, assignment, set-over and conveyance to the Funding Company of all right, title and interest of the Originator in and to the Auto Loan sold thereunder;


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            (xxi)  such Auto Loan and the sale of each Automobile (A) complied at the time it was originated or made, and complies at the Closing Date, as the case may be, in all material respects with all requirements of applicable federal, State and local laws and regulations thereunder, including, without limitation, usury laws, licensing laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws and (B) does not contravene any applicable contracts to which the Originator is a party and no party to such contract is in violation of any applicable law, rule or regulation which is material to such Auto Loan or sale of the Automobile and (C) does not impose any liability or obligation of the Dealer or the Originator on the Funding Company or on the Trust with respect to such Auto Loan;

           (xxii) as of the Cut-Off Date, the Originator has no knowledge of any specific facts regarding any particular Auto Loan indicating that such Auto Loan would not be paid in full. To the best of Originator's knowledge, as of the Cut-Off Date, based upon the procedures performed in the Operations Manual and reasonable inquiry, there are no proceedings or investigations pending or threatened before any Governmental Authority
    (1) asserting the invalidity of any Auto Loan, (2) asserting the bankruptcy or insolvency of the related Obligor, (3) seeking the payment of such Auto Loan or (4) except as specifically disclosed in the Private Placement Memorandum, seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Auto Loan;

          (xxiii) none of the Obligors on the Auto Loans is the United States of America or any State or local government or any agency, department or instrumentality of the United States of America or any State or local governments;

           (xxiv) each Auto Loan (A) is secured by a valid perfected first priority perfected security interest in the related Automobile; (B) immediately prior to the assignment and transfer thereof, the Originator held such security interest in the Automobile; (C) the


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    Originator has caused each certificate of title (or copy of an application for title), or such other document delivered by the state title registration agency evidencing the security interest in each Automobile, to be delivered to the Custodian pursuant to Section 2.02 of the Pooling and Servicing Agreement, and (D) upon the transfer of the Auto Loans to each of them, the Funding Company and thereafter the Trust is the holder of such first priority perfected security interest;

            (xxv) the Originator has duly fulfilled all obligations on its part to be fulfilled under or in connection with each Auto Loan and has done nothing to impair the rights of the Funding Company in such Auto Loan or the proceeds with respect thereto, including, without limitation, paid in full all taxes and other charges payable in connection with such Auto Loan and the transfer of such Auto Loan to the Funding Company, which could impair or become a lien prior to, Funding Company's interest in such Auto Loan;

           (xxvi)  there is only one original executed copy of each Auto Loan;

          (xxvii)  each Auto Loan constitutes "chattel paper" under the UCC;

         (xxviii) as of the Cut-Off Date, Obligors on the Auto Loans reside in one of the following 38 states: Alabama, Arizona, Arkansas, California, Colorado, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Utah, Vermont, Virginia, West Virginia, Wisconsin and Wyoming, of which Illinois accounted for approximately 31.0%, Georgia accounted for approximately 22.4%, Florida accounted for approximately 20.0% and South Carolina accounted for approximately 12.6% by aggregate Principal Balances of the Auto Loans;

           (xxix) the full principal amount of each Auto Loan has been advanced to each Obligor or advanced in accordance with the directions of each such Obligor, and there is no requirement for future advances thereunder. The Obligor with respect to each Auto Loan does not have any options under such Auto Loan to borrow from any person additional funds secured by the Automobile;


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            (xxx)  to the best of the Originator's knowledge, each Automobile is in good repair and working order;

           (xxxi) no Auto Loan has a Principal Balance which includes capitalized interest, physical damage insurance (forced placed or otherwise) or late charges;

          (xxxii) for each Auto Loan certain underwriting criteria were observed, subject to specified exceptions, with respect to the Auto Loans, and each Auto Loan is either eligible under the Operations Manual or an exception to the guidelines of the Operations Manual has been granted by the Originator; PROVIDED, HOWEVER, that in the event an Obligor defaults in making its first payment such representation will conclusively be deemed to have been breached;

         (xxxiii) each Dealer has complied with the terms of the Auto Loans and the representations and warranties set forth therein are accurate; and

          (xxxiv) Auto Loan contracts originated in the states of Florida, Georgia, Illinois and South Carolina are substantially in the form of the Auto Loan contracts for each state attached to the Officer's Certificate of the Funding Company dated as of the Closing Date.

         (c) It is understood and agreed that the representations and warranties set forth in this Section 4 shall survive the sale of the Auto Loans to the Funding Company and any assignment of the Auto Loan by the Funding Company to any subsequent assignee and shall continue so long as any Auto Loan shall remain outstanding. The Originator acknowledges that the Funding Company may assign all of its right, title and interest in and to the Auto Loans and its right to exercise the remedies created by this Section 4 hereof to a subsequent assignee. The Originator agrees that, upon such assignment, any subsequent assignee may enforce directly, without joinder of the Funding Company, the repurchase obligations of the Originator set forth in Section 4(d) with respect to breaches of the representations and warranties set forth in Section 4(a) and
Section 4(b) hereof.

         (d) Upon discovery by the Originator, the Funding Company, the Trustee or the Servicer or any subsequent assignee of a breach of any of the representations and warranties in Section 4(a) or Section 4(b) hereof which materially and adversely affects the value of an Auto Loan or the interests of the Funding Company or a subsequent assignee therein, the party discovering such breach shall give prompt written notice to the other parties. Thereafter, if requested by notice from the Funding Company or any subsequent assignee, the Originator shall immediately repurchase such Auto Loan by remitting the Repurchase Price in the manner specified in such notice. Any such repurchase shall be made without recourse against, or warranty, express or implied, of such party.

         (e) Upon such repurchase and the payment of the Repurchase Price, the Funding Company or any subsequent assignee shall execute and deliver an assignment substantially in the form of Exhibit B hereto and the Funding Company or any subsequent assignee shall assign to the entity effecting such repurchase, all of the Funding Company's or any subsequent assignee's right, title and interest in such repurchased Auto Loan, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Funding Company or any subsequent assignee other than liens, charges or encumbrances created or arising out of this Sale Agreement. The Funding Company and any subsequent assignee agree that it will promptly execute and deliver and take all further action, that may be necessary or appropriate, or that the Originator may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of such Auto Loan to the entity effecting such repurchase pursuant to Section 4
(d). It is understood and agreed that the obligation of the Originator to repurchase any Auto Loan pursuant to Section 4 (d) shall constitute the sole remedy for the breach of any representation or warranty under Section 4 (b); provided, that the foregoing limitation shall not be construed to limit in any manner the Funding Company's rights to indemnification to the extent available under Section 6.

         Section 5. ADDITIONAL COVENANTS OF THE ORIGINATOR. The Originator shall, unless the Funding Company and the Trustee shall otherwise consent in writing:

         (a) Promptly after the occurrence thereof, notice of any pending or threatened action, suit or proceeding of a type described in Section 4(a)(vii);

         (b) Operate in such a manner that the Funding Company would not be substantively consolidated in the bankruptcy estate of the Originator or any Affiliate, such that the separate existence of the Funding Company and the Originator or any Affiliate would be disregarded, and to such end, ensure that:

              (i) the Originator and any Affiliate thereof maintain separate records, books of account and financial statements from those of the Funding Company;

             (ii) Neither the Originator nor any Affiliate commingles any of its assets or funds with those of the Funding Company;

            (iii) Originator shall cause the Funding Company at all times to maintain a separate board of directors with at least one independent director and observe all separate corporate formalities, and that all decisions with respect to the Funding Company's business and daily operations have been and shall be independently made by the officers of the Funding Company pursuant to resolutions of its board of directors;

             (iv) other than contributions of capital, payment of dividends and return of capital, no transactions have been entered into between the Funding Company and Originator or between the Funding Company and any of the other Affiliates of Originator except a lease and expense allocation agreement and a tax sharing agreement and such transactions as are contemplated by this Agreement, the Pooling and Servicing Agreement and the other Related Documents;

              (v) except for such administration and collection and functions as Originator may perform on behalf of the Funding Company and the Trust pursuant to the Pooling and Servicing Agreement and the Related Documents, cause the Funding Company to act solely in its own name and through its own authorized officers and agents and at no time permit Funding Company to act as agent of Originator or any other Person in any capacity;

             (vi) except for any funds contributed by Originator as a capital contribution, the Originator shall not supply funds to, or guarantee any obligation of, the Funding Company;

            (vii) Originator shall not permit the Funding Company to guarantee, or otherwise become liable with respect to, any obligation of Originator or any of the other Affiliates of Originator; and

           (viii) the Originator and each of its Affiliates shall at all times hold itself out to the public under its own name as a legal entity separate and distinct from the Funding Company.

         Section 6. INDEMNIFICATION. Without limiting any other rights that an Indemnified Party may have hereunder or under applicable law, the Originator hereby agrees to pay on demand to each Indemnified Party Indemnified Amounts which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or resulting from this Sale Agreement including without limitation:

              (a) use by the Originator of proceeds of any Sale or in respect of any Auto Loan;

              (b) reliance on (a) any representation or warranty made or deemed made by the Originator (or any of its officers) under or in connection with this Sale Agreement (other than in respect of a breach of representation and warranty in respect of an Auto Loan, as to which the Funding Company's remedies are set forth in Section 4(d); PROVIDED, HOWEVER, that with respect to any representation and warranty arising under
    Section 4(b)(xxvi)(A) and (C) in respect of losses to or damages imposed on the Funding Company or its assignee in excess of the Repurchase Price of the Auto Loan the limitation on remedies in Section 4(d) shall not apply) and (b) any report or any other information delivered by the Originator pursuant hereto, which shall have been incorrect in any material respect when made or deemed made or delivered;

              (c) the failure by the Originator to comply with any term, provision or covenant contained in this Sale Agreement, or any agreement executed in connection with this Sale Agreement; or

              (d) the failure to vest and maintain vested in the Funding Company, or to transfer to the Funding Company, legal and equitable title to and ownership of the Auto Loans which are, or are purported to be, the Auto Loans, together with all proceeds in respect thereof, free and clear of any Adverse Claim (except as permitted hereunder) whether existing at the time of the proposed sale of such Auto Loan or at any time thereafter and without limitation to the remedies set forth in Section 4;

excluding, however, (a) recourse for any uncollectible Auto Loan (provided that the foregoing shall not be deemed to limit the Funding Company's rights under Sections 4(d) and 6(b) to the extent available otherwise than for such uncollectibility) and (b) Indemnified Amounts to the extent resulting from the negligence or willful misconduct on the part of such Indemnified Party. The Originator acknowledges that the Funding Company may assign its rights of indemnity granted hereunder to an assignee and upon such assignment, such assignee shall have all rights of the Funding Company hereunder. The Originator agrees that, upon such assignment, such assignee may enforce directly, without joinder of the Funding Company, the indemnities set forth in this Section.

         Section 7. NO PROCEEDINGS. The Originator hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, against the Funding Company any bankruptcy, insolvency, reorganization, liquidation or other similar proceeding relating to state or federal debtors relief laws, so long as there shall not have elapsed one year plus one day since the latest maturing securities issued by the Trust have been paid in full in cash.

         Section 8. NOTICES, ETC. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature page hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

         Section 9. NO WAIVER; REMEDIES. No failure on the part of the Originator or the Funding Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

         Section 10. BINDING EFFECT; ASSIGNABILITY. This Sale Agreement shall be binding upon and inure to the benefit of the Originator and the Funding Company, and their respective successors and permitted assigns. The Originator may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Funding Company. The Funding Company may, and intends to, assign all of its rights hereunder to the Trust. This Sale Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, that the rights and remedies with respect to any breach of any representation and warranty made by the Originator pursuant to Section 4 and the indemnification and payment provisions of Section 6 shall be continuing and shall survive any termination of this Sale Agreement.

         Section 11. AMENDMENTS; CONSENTS AND WAIVERS; ENTIRE AGREEMENT. No modification, amendment or waiver of, or with respect to, any provision of this Sale Agreement, and all other agreements, instruments and documents delivered thereto, nor consent to any departure by the Originator from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand by the Originator in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. This Sale Agreement and the documents referred to herein embody the entire agreement of the Originator and the Funding Company with respect to the Auto Loans and supersede all prior agreements and understandings relating to the subject hereof.

         Section 12. SEVERABILITY. In case any provision in or obligation under this Sale Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction. Without limiting the generality of the foregoing, in the event that a Governmental Authority determines that the Funding Company may not purchase or acquire Auto Loans, the transactions evidenced hereby shall constitute a loan and not a purchase and sale, notwithstanding the otherwise applicable intent of the parties hereto, and this Sale Agreement shall constitute a security agreement under applicable law, and the Originator shall be deemed to have granted to the Funding Company as of the date hereof a first priority perfected security interest in all of the Originator's right, title and interest in, to and under the Auto Loans, and all proceeds thereof.

         Section 13. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS SALE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

         (b) THE ORIGINATOR AND THE FUNDING COMPANY HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE ORIGINATOR AND THE FUNDING COMPANY EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION

TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ORIGINATOR OR THE FUNDING COMPANY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT EITHER'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

         (c) THE ORIGINATOR AND THE FUNDING COMPANY EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS SALE AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         Section 14. EXECUTION IN COUNTERPARTS. This Sale Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Sale Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  EAGLE FINANCE CORP.


                                  By /s/ Howard J. Adamski
                                     ---------------------------
                                     Name:  Howard J. Adamski
                                     Title: Vice President & Treasurer

                                  Address of Principal Place of Business and
                                  Chief Executive Office:

                                         1425 Tri-State Parkway
                                         Suite 140
                                         Gurnee, IL 60031

                                  Attention:     Servicer - Eagle Auto Trust
                                                 1996-A
                                  Telephone number: (847) 855-7150
                                  Telecopier number: (847) 855-7250

                                  Additional locations where records are kept:
                                       Tampa, Florida
                                       Orlando, Florida


                                  Additional names under which, and locations at which, Eagle Finance Corp. does business:
                                  None



                                  EAGLE AUTO FUNDING CORP.


                                  By /s/ Howard J. Adamski
                                     ---------------------------
                                     Name:  Howard J. Adamski
                                     Title: Vice President

                                  Address:  1425 Tri-State Parkway
                                            Suite 140A
                                            Gurnee, IL 60031


                                  Attention: Treasurer
                                  Telephone number:  (847) 855-7128
                                  Telecopier number: (847) 855-7225

                                      EXHIBIT A
                                          TO
                         LOAN SALE AND CONTRIBUTION AGREEMENT
                            DATED AS OF SEPTEMBER 1, 1996
                                    BY AND BETWEEN
                                 EAGLE FINANCE CORP.
                                         AND
                               EAGLE AUTO FUNDING CORP.

                            [FORM OF OFFICER'S CERTIFICATE
                                   FOR ORIGINATOR]

         I hereby certify that I am a duly elected Officer of EAGLE FINANCE CORP. (the "Originator") with all requisite knowledge of the matters set forth below and further certify as follows:

         1. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Originator are pending or contemplated.

         2. Except as previously disclosed in the Private Placement Memorandum, there is no litigation pending, or to my knowledge, threatened, which, if determined adversely to the Originator, would adversely affect the execution, delivery or enforceability of the Loan Sale and Contribution Agreement, dated as of September 1, 1996 (the "Sale Agreement"), by and between the Originator and Eagle Auto Funding Corp. or the sale or servicing of the Auto Loans as provided therein.

         3. With respect to the Sale Agreement, the Originator has complied with all the agreements by which it is bound and has satisfied all the conditions on its part to be performed or satisfied prior to the Closing Date.

         4. The Originator is not a party to, or governed by, any contract, indenture, mortgage, loan agreement, note, lease, deed of trust or other instrument which restricts the Originator's ability to sell or service Auto Loans or consummate any of the transactions contemplated by the Sale Agreement.

         Independent certified public accountants for the Originator will treat the transfer to the Funding Company of the Originator's interests in the Auto Loans as a sale, pursuant to generally accepted accounting principles.

         For tax and reporting purposes, the Originator will treat the transfer to the Funding Company of the Originator's interests in the Auto Loans as a sale.

         The transfer to the Funding Company of the Originator's interests in the Auto Loan will be made (a) in good faith and without intent to hinder, delay, or defraud present or future creditors, and (b) in exchange for reasonably equivalent value and fair consideration.

         On the date hereof, the Originator (a) was solvent, and as a result of the transfer to the Funding Company of the Originator's interests in the Auto Loans will not become insolvent; (b) was paying its debts as they matured; (c) neither intended to incur, nor believed that it would incur, debts beyond its ability to pay as they mature; and (d) after giving effect to the transfer to the Originator of the Originator's interests in the Auto Loans, will have an adequate amount of capital to conduct its business and anticipates no difficulty in continuing to do so for the foreseeable future.

         The Originator has and maintains all material permits, licenses, authorizations, registrations, approvals and consents of Governmental Authorities necessary for (a) the activities and business of the Originator as currently conducted, (b) the ownership, use, operation and maintenance of its properties, facilities and assets, and (c) the performance by the Originator of the Sale Agreement or other duties as specified in the Pooling and Servicing Agreement.

         All capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the Sale Agreement.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Originator as of this __ day of _______, ____.



                                       By
                                         ---------------------------------
                                         Name:
                                         Title:

                                      EXHIBIT B
                                          TO
                         LOAN SALE AND CONTRIBUTION AGREEMENT
                            DATED AS OF SEPTEMBER 1, 1996
                                    BY AND BETWEEN
                                 EAGLE FINANCE CORP.
                                         AND
                               EAGLE AUTO FUNDING CORP.

                           [FORM OF REPURCHASE ASSIGNMENT]

         PURCHASE ASSIGNMENT, dated as of ____________, 199_ between EAGLE FINANCE CORP. (the "Originator"), EAGLE AUTO FUNDING CORP. (the "Funding Company"), and Subsequent Assignee (the "Trust").

         We refer to the Loan Sale and Contribution Agreement (the "Sale Agreement"), dated as of September 1, 1996, by and between the Originator and the Funding Company. All provisions of such Sale Agreement are incorporated by reference. All capitalized terms shall have the meanings set forth in the Sale Agreement.

         Pursuant to Section 4(d) of the Sale Agreement, the Funding Company does hereby sell, transfer, assign, set over and convey to the Originator, without recourse or warranty, express or implied, all right, title and interest of the Funding Company in and to the Auto Loans listed on Schedule 1 hereto (each, a "Repurchased Auto Loan") and the Originator does hereby purchase each such Auto Loan.

         The aggregate Repurchase Price for the Repurchased Auto Loans is $___________________.

         IN WITNESS WHEREOF, the parties have caused this Repurchase Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EAGLE FINANCE CORP.                    EAGLE AUTO TRUST 1996-A

                                       By Harris Bank and Trust Company

By                                     By
  ---------------------------------      ---------------------------------
  Name:                                  Name:
  Title:                                 Title

                                       EAGLE AUTO FUNDING CORP.

                                       By
                                         ---------------------------------
                                         Name:
                                         Title: